        EXHIBIT 99.1

   FORM 3 JOINT FILER INFORMATION

Name of Joint Filers:   Elicia Acquisition Corp.
     IAC/InterActiveCorp

Address of Joint Filers:  c/o IAC/InterActive Corp
555 W. 18th Street
New York, NY 10011

Designated Filer:   Elicia Acquisition Corp.

Issuer and Ticker Symbol:  The Active Network, Inc.  (ACTV)

Date of Event:    May 24, 2011

Signatures of Joint Filers

Elicia Acquisition Corp.

By: /s/ Tanya M. Stanich
Name: Tanya M. Stanich
Title: Vice President & Asst.
 Secretary

IAC/InterActiveCorp

By: /s/ Tanya M. Stanich
Name: Tanya M.Stanich
Title: Asst. Secretary